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                                                        EXHIBIT 10.3

                    FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

     First Amendment dated February 3, 2000 of Employment Agreement dated as of August 9, 1999 between Nobel Learning Communities, Inc., a Delaware corporation ("Employer") and Lynn Fontana ("Executive").

                                   BACKGROUND
                                   ----------

     Nobel and Executive are parties to an Employment Agreement dated as of August 8, 1999 (the "Employment Agreement"). The parties to the Employment Agreement desire to effect certain changes to the Employment Agreement, as provided herein.

                                     TERMS
                                     -----

     NOW, THEREFORE, in consideration of the mutual promises made herein, and intending to be legally bound, the parties hereto agree as follows:

1.   The Employment Agreement is hereby amended as follows:

     1.1 The fourth sentence of Section 3.7 of the Employment Agreement is hereby amended to read in its entirety as follows:

               If Executive's employment is terminated, the loan will be payable in full 90 days following the date of termination of employment, provided that if such termination is due to Employer's termination of Executive without cause or following a Change in Control and Termination Event (as such terms are defined in Sections 1.2 and 2.2(b) of the Executive Severance Pay Plan), such loan will be fully forgiven on the date of termination.

     1.2 Section 3.8 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    3.8  Executive Severance Plan.  The Compensation Committee
                         ------------------------
               of the Board of Directors has approved Executive to be a participant in the "Nobel Learning Communities, Inc. Executive Severance Pay Plan" (the "Executive Severance Pay Plan"), upon fulfillment of the eligibility requirements of the Executive Severance Pay Plan by Executive. Any amounts payable to Executive under the Executive Severance Pay Plan shall be offset against any amounts which may be payable to Executive by Employer pursuant to this Agreement following termination of Executive's employment.

2. In all other respects, the Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Employment Agreement as of the date first above written.

Nobel Learning Communities, Inc.


By:   /s/ Daryl A. Dixon                  /s/ Lynn Fontana
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     Daryl A. Dixon                  Lynn Fontana
     President